UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2008

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 –

Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Northeast Utilities’ Executive Employment Agreements

On December 9, 2008, the Compensation Committee of the Board of Trustees of Northeast Utilities (the “Company”) approved the amendment of employment agreements (the “Agreements”) for the following named executive officers identified in the Company’s proxy statement for its 2008 Annual Meeting of Shareholders: Charles W. Shivery, Chairman, President and Chief Executive Officer of the Company; David R. McHale, Senior Vice President and Chief Financial Officer of the Company; Leon J. Olivier, Executive Vice President and Chief Operating Officer of the Company, and Gregory B. Butler, Senior Vice President and General Counsel of the Company (individually, an “NEO,” and collectively, the “NEOs”). The amendments to the Agreements will become effective on January 1, 2009.

The Agreements are being amended primarily so that various provisions related to the form and timing of payments and allowable elections under the Agreements comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  These amendments are necessary to avoid the imposition on any NEO of an excise tax on any payment that is subject to Section 409A.  Certain other non-material changes are being made to clarify existing benefits.  None of these changes will result in an increase in compensation for the executives.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES (Registrant)
December 15, 2008	By: /s/ Gregory B. Butler Gregory B. Butler Senior Vice President and General Counsel

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